Exhibit 32—Certification of Periodic Financial Report (Section 906 Certification)

Seon Hong Kim and Yong Hwa Kim hereby certify as follows:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Center Financial Corporation.

2. The Form 10-K of Center Financial Corporation for the Year Ended December 31, 2003 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Center Financial Corporation.

Date: March 29, 2004	/s/ SEON HONG KIM

Seon Hong Kim President & Chief Executive Officer

/s/ YONG HWA KIM

Yong Hwa Kim Senior Vice President & Chief Financial Officer